UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2009

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officer; Departure of Principal Officer

On August 31, 2009, Granite Construction Incorporated (the “Company”) announced the retirement of Mark E. Boitano, the Company’s Executive Vice President and Chief Operating Officer, from his Chief Operating Officer position effective September 1, 2009. The Company also announced the appointment of James H. Roberts to the position of Executive Vice President and Chief Operating Officer. Mr. Roberts’ appointment is effective September 1, 2009, and he will serve in this capacity until he or his successor is elected at the 2010 annual meeting.

Mr. Roberts, age 52, joined the Company in 1981, and has served in various capacities within the Company, including: Senior Vice President and Manager of Granite West (formerly the Branch Division) from 2004 to the present; Vice President and Assistant Branch Division Manager between 1999 and 2004; and Regional Manager of the Company’s Nevada and Utah operations between 1995 and 1999.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit Number	Exhibit Title

99.1	Press Release Dated August 31, 2009, Announcing the Appointment of James H. Roberts as Chief Operating Officer and the Retirement of Mark E. Boitano

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date:	August 31, 2009	By:	/s/ Michael Futch
Michael Futch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Document

99.1	Press Release Dated August 31, 2009, Announcing the Appointment of James H. Roberts as Chief Operating Officer and the Retirement of Mark E. Boitano